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                                                                    Exhibit 10.4

                                  I-MANY, INC.

                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of this 2000 Non-Employee Director Stock Option Plan (the "Plan") of I-many, Inc. (the "Company") is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.       ADMINISTRATION.

         The Board of Directors shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.       ELIGIBILITY.

         Each director of the Company who: (i) is not an employee of the Company or any of its subsidiaries or affiliates, and (ii) is not an affiliate, as such term is defined in Rule 144(a)(1) promulgated under the Securities Act of 1993, as now in force or hereafter amended, of an institutional investor that owns shares of Common Stock of the Company (an "Affiliated Director"), shall be eligible to receive options under the Plan.

4.       STOCK SUBJECT TO THE PLAN.

         (a) The maximum number of shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), which may be issued under the Plan shall be 225,000 shares, subject to adjustment as provided in Section 7.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

         (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

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5.       TERMS, CONDITIONS AND FORM OF OPTIONS.

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) INITIAL AND ANNUAL GRANTS. Options shall automatically be granted to all eligible directors as follows:

                  (i) each person who is an eligible director on the date of pricing of the Company's Common Stock in the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Pricing Date") shall be granted an option to purchase 25,000 shares of Common Stock on such Pricing Date;

                  (ii) each person who first becomes an eligible director after the Pricing Date shall be granted an option to purchase 25,000 shares of Common Stock on the date of his or her initial election to the Board of Directors; and

                  (iii) each eligible director shall be granted an option to purchase 10,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company following the Closing Date commencing with the 2001 Annual Meeting of Stockholders (other than a director who was initially elected to the Board of Directors at any such Annual Meeting or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting.

         Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an "Option Grant Date."

         (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in THE WALL STREET JOURNAL, on the date of grant. If no sales of Common Stock were made on the date of grant, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made; provided, that with respect to options granted pursuant to paragraph (a)(i) above, the option exercise price shall be the initial public offering price per share.

         (c) TRANSFERABILITY OF OPTIONS. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

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         (d) TIME AND MONTH OF EXERCISE.

                  (i) VESTING. Each option granted under the Plan shall become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The right to exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not purchased at any time prior to termination of the option.

                  (ii) TERMINATION. Except as otherwise provided in the applicable option agreement, each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the date of grant of such option or (ii) six months after the date on which the optionee ceases to serve as a director of the Company (or 12 months if such cessation is due to the death of such director). Each option may be exercised during the six or 12 month period set forth in this clause (ii) only to the extent it was exercisable at the time of the optionee's cessation of service as a director.

                  (iii) ACCELERATION UPON ACQUISITION EVENT. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of an Acquisition Event (as defined in Section 8) with respect to the Company.

                  (iv) EXERCISE PROCEDURE. An option may be exercised in whole or in part, to the extent it is then exercisable, only by written notice to the Company at its principal office accompanied by (i) payment in cash or by check of the full exercise price for the shares as to which it is exercised, (ii) delivery of outstanding shares of Common Stock (which have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, (iii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (iv) any combination of the foregoing.

                  (v) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.       LIMITATION OF RIGHTS.

         (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

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         (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

         (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7.      ADJUSTMENT PROVISIONS FOR MERGERS, RECAPITALIZATIONS AND RELATED
TRANSACTIONS.

         If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8.       ACQUISITION EVENT.

         For purposes of the Plan, an "Acquisition Event" shall be deemed to have occurred only if any of the following events occurs: (i) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (ii) any sale of all or substantially all of the assets of the Company; or (iii) the complete liquidation of the Company.

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9. TERMINATION AND AMENDMENT OF THE PLAN.

         The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

                                          Adopted by the Board of Directors on
                                          March 6, 2000

                                          Approved by the stockholders as of
                                          May 10, 2000













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